EXHIBIT 5.1



              [The Interpublic Group of Companies, Inc. Letterhead]


                                                                   April 5, 2002


Securities and Exchange Commission,
Division of Corporate Finance
Washington, D.C. 20549

                    THE INTERPUBLIC GROUP OF COMPANIES, INC.
                     REGISTRATION STATEMENT ON FORM S-3
                     --------------------------------------

Ladies and Gentlemen:

          In my capacity as General Counsel to The Interpublic Group of Companies, Inc., a Delaware corporation (the "Company"), I have been asked to render this opinion as to the legality of the securities being registered under a Registration Statement on Form S-3 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations under the Securities Act. The Registration Statement relates to the registration under the Securities Act of the Company's $701,960,000 aggregate principal amount of Zero-Coupon Convertible Senior Notes due 2021 (the "Notes"). The Notes are convertible into shares of Common Stock (the "Common Stock"), par value $.10 per share, of the Company.

          The Notes will be issued by the Company in accordance with the terms of the Indenture dated October 20, 2000 between the Company and The Bank of New York, as trustee (the "Base Indenture"), as supplemented by the Second Supplemental Indenture dated December 14, 2001 between the Company and The Bank of New York, as trustee (the "Supplemental Indenture" and, together with the Base Indenture, the "Indenture").

          In connection with this opinion, I have examined originals, conformed copies or photocopies, certified or otherwise identified to my satisfaction, of the following documents (collectively, the "Documents"):

          (i) the Registration Statement (including its exhibits and amendments thereto);

          (ii) the Base Indenture, included as Exhibit 4.3 to the Registration Statement; and



          (iii) the Supplemental Indenture, including as an exhibit thereto the form of Global Note, included as Exhibit 4.4 to the Registration Statement.

          In addition, I have examined such certificates, agreements and documents as I deemed relevant and necessary as a basis for the opinion expressed below.

          In my examination of the Documents and in rendering my opinion, I have assumed, without independent investigation, (i) the enforceability of the Documents against each party to them (other than the Company), (ii) that the Notes will be issued in accordance with the Indenture as described in the Registration Statement, duly authenticated by The Bank of New York, as trustee, in accordance with the Indenture and in the form reviewed by me and that any information omitted from the form will be properly added, (iii) the authenticity of all documents submitted to me as originals, (iv) the conformity to the original documents of all documents submitted to me as certified, photostatic, reproduced or conformed copies of validly existing agreements or other documents, (v) the authenticity of all the latter documents and (vi) that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that I examined are accurate and complete.

          Based on the foregoing, and subject to the assumptions, exceptions and qualifications set forth in this letter, I am of the opinion that
(i) the Notes are valid and binding obligations of the Company enforceable against the Company in accordance with their terms and (ii) the shares of Common Stock reserved for issuance upon conversion of the Notes have been duly authorized and reserved and, when issued upon conversion of the Notes in accordance with the terms of the Notes, will be validly issued, fully paid and non-assessable and the issuance of the Common Stock will not be subject to any preemptive or similar rights.

          The foregoing opinion is subject to the qualification that the enforceability of the Indenture and the Notes may be subject to: (i) bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity), including principles of commercial reasonableness or conscionability and an implied covenant of good faith and fair dealing.

          The foregoing opinion is limited to the federal law of the United States of America and the law of the State of New York, and, where necessary, the corporate laws of the State of Delaware.

          I hereby consent to the use of my opinion as herein set forth as an exhibit to the Registration Statement and to the use of my name under the caption "Validity of Securities" in the Prospectus forming part of the Registration Statement.


                                   Very truly yours,

                                   The Interpublic Group of Companies, Inc.


                                   By:  /s/ Nicholas J. Camera
                                        ----------------------------------------
                                        Name:  Nicholas J. Camera
                                        Title: Senior Vice President,
                                               General Counsel and Secretary